FOR  IMMEDIATE  RELEASE
For  More  Information:
Ronald  L.  Thigpen                     John  Marsh
Executive  Vice  President  and  COO    President
Southeastern  Bank  Financial  Corp.    Marsh  Communications  LLC
706-481-1014                            770-458-7553

                   Southeastern Bank Financial Corp. Reports
                   Fourth Quarter and Full Year 2007 Earnings

AUGUSTA, Ga., Jan. 25, 2008 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta and Southern Bank & Trust, today reported net income of $2.7 million for the three months ended Dec. 31, 2007, compared to $2.8 million in the fourth quarter of 2006. Diluted earnings per share for the fourth quarter of 2007 were $0.49, compared with $0.52 for the same period last year.

At Dec. 31, 2007, total assets were $1.2 billion, an increase of $171.8 million, or 16.5 percent, from Dec. 31, 2006. Loans outstanding at the end of the fourth quarter were $882.7 million, an increase of 17.7 percent from Dec. 31, 2006. Total deposits were $952.2 million, an increase of 18.8 percent over the same period. Increases in both loans and deposits were due, in particular, to the success of the Southern Bank & Trust operations in Aiken, S.C., which grew to $85.9 million in total assets by the end of its first full year in operation.

For all of 2007, the company reported net income of $11.8 million, or $2.14 in diluted earnings per share (EPS), as compared to net income of $11.2 million, or $2.08 in diluted earnings per share for 2006, an increase of 5.4 percent in net income and 3.0 percent in EPS.

"Generating increases in both earnings and income in one of the more difficult banking years in memory is a great accomplishment and a testament to the soundness of our banking philosophy, the strength of our markets and the talent of our people," said R. Daniel Blanton, president and chief executive officer. "While our net income and earnings per share were lower in the fourth quarter on a comparative basis, this was the result of planned higher expenses related to several strategic initiatives that are more fully described below and the increase in the provision for loan loss due to higher levels of classified assets. Most importantly, our credit quality remained sound and continues to compare favorably to our peers, and we ended the year with ample capital reserves."

Nonperforming assets at Dec. 31, 2007, were 0.45 percent of total loans, compared to 0.33 percent at Sept. 30, 2007. Net charge-offs for the fourth quarter totaled 0.14 percent of average loans, compared to 0.04 percent in the third quarter of 2007. The company increased its allowance for loan losses to $11.8 million at Dec. 31, 2007, compared to $9.8 million at year-end 2006, in response to ongoing difficulties in the economy.

Net interest income for the fourth quarter of 2007 was $10.0 million, up 9.9 percent from the same period a year ago. Noninterest income for the quarter was $4.1 million, an increase of 18.3 percent over the fourth quarter of 2006, with the increases being attributable principally to increased income from retail investment and trust services resulting from growth in the company's wealth management division. Mortgage income was flat compared to the fourth quarter of 2006.

Noninterest expense was $8.8 million in the fourth quarter of 2007, an increase of $1.6 million from a year ago and $538,400 from the previous quarter, reflecting costs related to several strategic initiatives aimed at enhancing the long-term growth and operations of the company. This includes construction of a new full-service branch in Evans, Ga., located adjacent to the company's current Augusta markets, which opened in the third quarter of 2007, the opening of two additional branches for Southern Bank & Trust in the Aiken County, S.C. market, as well as a 53,000-sq.-ft. corporate operations center, which opened in October in order to consolidate all company operations into one location. The company also opened a fully staffed loan production office in Greenville, S.C., in the fourth quarter.

For the full year, net interest income was $38.2 million, up 11.8 percent from $34.2 million in 2006. Noninterest income in 2007 was $16.2 million, compared to $14.0 million in 2006, an increase of 15.2 percent. Noninterest expense for the full year totaled $32.5 million, an increase of $3.6 million from $28.9 million in 2006.

Return on average assets (ROA) was 0.88 percent for the fourth quarter of 2007 and 1.04 percent for the full year, and return on average shareholders' equity
(ROE)  was  12.00  percent  for  the  quarter  and  14.03  percent for the year.

"We are managing this company for the long-term," said Blanton. "While we will continue to closely monitor our loan portfolio and maintain a conservative posture regarding current economic conditions, we are nonetheless moving forward with our plans to grow this company. With an experienced management team, successful core banking operations and strong balance sheet, we are well-positioned to succeed in these difficult and volatile economic times."

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $1.2 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as


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assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


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
                   SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Balance Sheets


                                                            December 31,
                                                                2007           December 31,
                        Assets                               (Unaudited)           2006
                                                           ---------------    ---------------
Cash and due from banks                                    $   24,557,517     $   25,709,915
Federal funds sold                                                      -         14,688,000
Interest-bearing deposits in other banks                          500,031            512,690
                                                           ---------------    ---------------
      Cash and cash equivalents                                25,057,548         40,910,605

Investment securities
  Available-for-sale                                          245,428,825        199,135,716
  Held-to-maturity, at cost (fair values of
    $1,467,032 and $3,048,196, respectively)                    1,435,178          2,970,619

Loans held for sale                                            11,303,098         14,857,315

Loans                                                         871,439,789        735,111,615
  Less allowance for loan losses                              (11,800,163)        (9,776,779)
                                                           ---------------    ---------------
      Loans, net                                              859,639,626        725,334,836

Premises and equipment, net                                    32,612,246         23,402,588
Accrued interest receivable                                     7,416,257          5,982,654
Bank-owned life insurance                                      16,660,485         15,982,052
Restricted equity securities                                    5,059,781          4,936,281
Other assets                                                    8,366,957          7,689,596
                                                           ---------------    ---------------

                                                           $1,212,980,001     $1,041,202,262
                                                           ===============    ===============

         Liabilities and Stockholders' Equity

Deposits
  Noninterest-bearing                                      $  101,272,104     $  106,846,160
  Interest-bearing:
    NOW accounts                                              132,185,890        119,334,300
    Savings                                                   289,730,991        255,065,766
    Money management accounts                                  73,609,269         45,897,176
    Time deposits over $100,000                               243,500,864        193,860,714
    Other time deposits                                       111,867,272         80,758,973
                                                           ---------------    ---------------
                                                              952,166,390        801,763,089

Federal funds purchased and securities sold
  under repurchase agreements                                  81,165,423         70,019,551
Advances from Federal Home Loan Bank                           59,000,000         60,000,000
Other borrowed funds                                              500,000          1,000,000
Accrued interest payable and other liabilities                 10,390,373          9,495,498
Subordinated debentures                                        20,000,000         20,000,000
                                                           ---------------    ---------------

      Total liabilities                                     1,123,222,186        962,278,138
                                                           ---------------    ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,433,614 and 5,433,285 shares issued in
    2007 and 2006, respectively; 5,425,182 and 5,432,854
    shares outstanding in 2007 and 2006, respectively          16,300,842         16,299,855
  Additional paid-in capital                                   39,517,286         38,989,058
  Retained earnings                                            34,228,272         25,287,006
  Treasury stock, at cost; 8,432 and 431 shares in
    2007 and 2006, respectively                                  (316,800)           (16,809)
  Accumulated other comprehensive income (loss), net               28,215         (1,634,986)
                                                           ---------------    ---------------

      Total stockholders' equity                               89,757,815         78,924,124
                                                           ---------------    ---------------

                                                           $1,212,980,001     $1,041,202,262
                                                           ===============    ===============


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
                    SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Statements of Income

                                            (Unaudited)


                                                   Three Months Ended         Twelve Months Ended
                                                      December, 31,              December, 31,
                                                -------------------------  -------------------------
                                                   2007          2006          2007         2006
                                                -----------  ------------  ------------  -----------
Interest income:
  Loans, including fees                         $17,177,340  $15,299,290   $66,218,994   $54,338,266
  Investment securities                           3,274,139    2,798,831    11,822,785    10,662,295
  Federal funds sold                                210,439      210,345     1,112,162       599,987
  Interest-bearing deposits in other banks            6,679        5,819        26,859        25,277
                                                -----------  ------------  ------------  -----------
        Total interest income                    20,668,597   18,314,285    79,180,800    65,625,825
                                                -----------  ------------  ------------  -----------

Interest expense:
  Deposits                                        8,800,990    7,153,424    33,146,628    24,099,107
  Federal funds purchased and securities sold
    under repurchase agreements                     805,176      915,831     3,304,803     3,078,691
  Other borrowings                                1,089,361    1,170,797     4,480,215     4,244,675
                                                -----------  ------------  ------------  -----------
        Total interest expense                   10,695,527    9,240,052    40,931,646    31,422,473
                                                -----------  ------------  ------------  -----------

        Net interest income                       9,973,070    9,074,233    38,249,154    34,203,352

Provision for loan losses                         1,215,666      851,457     3,823,085     2,478,498
                                                -----------  ------------  ------------  -----------

        Net interest income after provision
          for loan losses                         8,757,404    8,222,776    34,426,069    31,724,854
                                                -----------  ------------  ------------  -----------

Noninterest income:
  Service charges and fees on deposits            1,755,161    1,426,908     6,408,801     5,741,836
  Gain on sales of loans                          1,230,781    1,299,510     5,185,316     5,153,754
  Gain / (loss) on sale of fixed assets              17,057      (48,222)    1,048,821        46,828
  Investment securities gains (losses), net           8,099      (60,085)     (236,916)      213,515
  Retail investment income                          372,926      211,951     1,267,408       788,287
  Trust service fees                                302,022      255,112     1,131,631       860,238
  Increase in cash surrender value of
    bank-owned life insurance                       183,562      159,523       678,432       604,776
  Miscellaneous income                              187,416      183,720       684,409       630,797
                                                -----------  ------------  ------------  -----------
        Total noninterest income                  4,057,024    3,428,417    16,167,902    14,040,031
                                                -----------  ------------  ------------  -----------

Noninterest expense:
  Salaries and other personnel expense            5,014,477    4,321,912    19,343,508    17,805,381
  Occupancy expenses                              1,108,808      775,451     3,456,967     2,847,075
  Other operating expenses                        2,723,373    2,111,178     9,708,147     8,279,375
                                                -----------  ------------  ------------  -----------
        Total noninterest expense                 8,846,658    7,208,541    32,508,622    28,931,831
                                                -----------  ------------  ------------  -----------

        Income before income taxes                3,967,770    4,442,652    18,085,349    16,833,054

Income tax expense                                1,289,648    1,594,388     6,320,726     5,673,382
                                                -----------  ------------  ------------  -----------

        Net income                              $ 2,678,122  $ 2,848,264   $11,764,623   $11,159,672
                                                ===========  ============  ============  ===========

Basic net income per share                      $      0.49  $      0.52   $      2.17   $      2.09
                                                ===========  ============  ============  ===========

Diluted net income per share                    $      0.49  $      0.52   $      2.14   $      2.08
                                                ===========  ============  ============  ===========

Weighted average common shares outstanding        5,425,427    5,430,704     5,429,961     5,324,558
                                                ===========  ============  ============  ===========

Weighted average number of common and
  common equivalent shares outstanding            5,484,756    5,470,701     5,496,389     5,371,656
                                                ===========  ============  ============  ===========